EXHIBIT 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chief Executive Officer and Senior Vice President, Chief Financial Officer, and Treasurer and the undersigned Directors of Central Vermont Public Service Corporation, a Vermont Corporation, which corporation proposes to file with the Securities and Exchange Commission an Annual Report on Form 10-K for the year ended December 31, 2003, under the Securities Exchange Act of 1934, as amended, does each for himself/herself and not for one another, hereby constitute and appoint Robert H. Young and Jean H. Gibson and each of them, his/her true and lawful attorneys, in his/her name, place and stead, to sign his/her name to said proposed Annual Report on Form 10-K and any and all amendments thereto, and to cause the same to be filed with the Securities and Exchange Commission, it being intended to grant and hereby granting to said individuals, and each of them, full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned could do regarding the preparation, execution, filing of Form 10-K.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set their hand as of the 12th day of January, 2004.

/s/ Robert H. Young Robert H. Young Chief Executive Officer and Director	/s/ Frederic H. Bertrand Frederic H. Bertrand Chair of the Board of Directors
/s/ Jean H. Gibson Jean H. Gibson Senior Vice President, Chief Financial Officer, and Treasurer

/s/ Robert L. Barnett
Robert L. Barnett, Director

/s/ Rhonda L. Brooks
Rhonda L. Brooks, Director

/s/ Janice B. Case
Janice B. Case, Director

/s/ Robert G. Clarke
Robert G. Clarke, Director

/s/ Timothy S. Cobb
Timothy S. Cobb, Director

/s/ Luther F. Hackett
Luther F. Hackett, Director

/s/ George MacKenzie, Jr.
George MacKenzie, Jr., Director

/s/ Mary Alice McKenzie
Mary Alice McKenzie, Director

/s/ Janice L. Scites
Janice L. Scites, Director

/s/ Herbert H. Tate
Herbert H. Tate, Director